UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 12, 2011

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment Number 2 to Form 8-K is being filed to disclose a change in ownership of the business center that includes our principal executive offices and manufacturing facility.

Item 1.01 Entry into a Material Definitive Agreement
     We received a letter dated April 12, 2011 from Carlson Real Estate Services, LLC informing us that Carlson Real Estate Company, LLLP had transferred title of Bryant Lake Business Center to the Barbara C. Gage Revocable Trust. The letter is attached as Exhibit 10.7 and incorporated herein by reference.

     The Bryant Lake Business Center includes our principal executive offices and manufacturing facility at 11409 Valley View Road, Eden Prairie, Minnesota, 55344. We lease the facility under an agreement dated October 1, 1998 as amended September 18, 2002, December 1, 2003, and December 17, 2007. Our lease agreement as amended expires December 31, 2015. We believe the lease agreement as amended applies to the new owner.

Item 9.01 Financial Statements and Exhibits
Exhibit #	Description
10.1	Lease dated October 1, 1998 between the company and Glenborough Properties, LP (incorporated by reference to our Quarterly Report on Form 10-QSB for the period ended September 30, 2002).
10.2	First amendment to lease between the company and Glenborough Properties, LP dated September 18, 2002 (incorporated by reference to our Quarterly Report on Form 10-QSB for the period ended September 30, 2002).

10.3	Second amendment to lease between the company and Glenborough Properties, LP dated December 1, 2003 (incorporated by reference to our Quarterly Report on Form 10-QSB for the period ended December 31, 2003).

10.4	Notification from Glenborough Properties, LP relating to change in building ownership (incorporated by reference to our Current Report on Form 8-K filed October 11, 2005).
10.5	Notification from Carlson Real Estate Company, Inc. relating to change in building ownership (incorporated by reference to our Current Report on Form 8-K filed October 11, 2005).
10.6	Third amendment to lease between the company and Carlson Real Estate Company, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed December 20, 2007).
10.7	Letter from Carlson Real Estate Services, LLC relating to transfer of building title (filed with this Current Report on Form 8-K/A).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date April 15, 2011	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer